Exhibit 2.1

CONTRIBUTION AGREEMENT

dated as of August 14, 2015

By and Among

NORTH EAST TRANSMISSION CO., INC.,

and

NATIONAL GRID IGTS CORP.,

as Contributor Parties,

and

DOMINION MIDSTREAM PARTNERS, LP,

IROQUOIS GP HOLDING COMPANY, LLC,

as Acquirer Parties,

and, solely for the purposes set forth on its signature page hereto,

KEYSPAN CORPORATION

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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SCHEDULES

Schedule 3.3	-	Conflicts – Contributor Parties
Schedule 3.6	-	Consents and Approvals – Contributor Parties
Schedule 4.3	-	Conflicts – Acquirer Parties
Schedule 4.5	-	Consents and Approvals – Acquirer Parties

EXHIBITS
Exhibit A	-	Form of Assignment of Partnership Interests
Exhibit B	-	Form of Registration Rights Agreement

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CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), dated as of August 14, 2015 (the “Effective Date”), is made by and among NORTH EAST TRANSMISSION CO., INC., a Delaware corporation (“NETCO”), NATIONAL GRID IGTS CORP., a New York corporation (“IGTS”), and DOMINION MIDSTREAM PARTNERS, LP, a Delaware limited partnership (“DM”), IROQUOIS GP HOLDING COMPANY, LLC, a Delaware limited liability company and wholly owned subsidiary of DM (“DM Sub”) and, solely for the purposes set forth on its signature page hereto, KeySpan Corporation, a New York corporation (“KeySpan”).

RECITALS

A. The Contributor Parties own an aggregate 20.4% partnership interest in Iroquois Gas Transmission System, L.P., a Delaware limited partnership (“Iroquois”), comprised of a 18.07% general partnership interest in Iroquois held by NETCO in the LDC Bloc, a 1.33% limited partnership interest in Iroquois held by NETCO in the LDC Bloc and a 1.00% general partnership interest in Iroquois held by IGTS in the LDC Bloc. The Contributor Parties are indirect wholly-owned subsidiaries of KeySpan.

B. DM Sub desires to acquire from the Contributor Parties, and the Contributor Parties desires to contribute to DM Sub, all of the Contributor Parties’ respective right, title and interest in and to the Contributor Party Interests, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

“Acquirer Indemnified Parties” has the meaning set forth in Section 8.1(a).

“Acquirer Material Adverse Effect” means any change, effect, event, fact, development, condition, matter or circumstance that, individually or in the aggregate, is or is reasonably likely to materially impair or materially delay the ability of any Acquirer Party to perform any of its material obligations under the Transaction Documents or to consummate the Contemplated Transactions.

“Acquirer Parties” means DM and DM Sub and “Acquirer Party” means DM or DM Sub, as applicable.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Adverse Consequences” means all losses, damages, penalties, awards, fines, costs (including court costs and investigative and remedial costs), amounts paid in settlement, liabilities, obligations, Liens, fees and expenses (including reasonable attorneys’ and accountants’ fees).

“Affiliate” means any Person in control or under control of, or under common control with, another Person. For purposes of the foregoing, “control,” with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise, and specifically with respect to a corporation, partnership or limited liability company, means direct or indirect ownership of more than 50% of the voting securities in such corporation or of the voting interest in a partnership or limited liability company. For purposes of this Agreement, (i) NETCO shall be deemed to be an Affiliate of IGTS, and vice versa, and (ii) DM Sub shall be deemed to be an Affiliate of DM, and vice versa.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Assignment of Partnership Interests” means that certain Assignment of Partnership Interests, dated as of the Closing Date, by and among Contributor Parties and DM Sub, in substantially the form attached hereto as Exhibit A.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in New York, New York are authorized or required by Law or executive order to be closed.

“Cap” has the meaning set forth in Section 8.5(a).

“Claim Notice” has the meaning set forth in Section 8.2(a).

“Closing” has the meaning set forth in Section 6.1.

“Closing Date” has the meaning set forth in Section 6.1.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated October 21, 2014, between Dominion Resources, Inc. and National Grid USA.

“Consideration Value” has the meaning set forth in Section 2.2.

“Contemplated Transactions” means the transactions contemplated by the Transaction Documents.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Contributor Indemnified Parties” has the meaning set forth in Section 8.1(b).

“Contributor Material Adverse Effect” means any change, effect, event, fact, development, condition, matter or circumstance that, individually or in the aggregate, is or is reasonably likely to materially impair or materially delay the ability of any Contributor Party to perform any of its material obligations under the Transaction Documents or to consummate the Contemplated Transactions

“Contributor Party Interests” means, collectively, (i) the 18.07% general partnership interest in Iroquois held by NETCO in the LDC Bloc, the 1.33% limited partnership interest in Iroquois held by NETCO in the LDC Bloc and the 1.00% general partnership interest in Iroquois held by IGTS in the LDC Bloc, and (ii) all economic, voting, ownership and other rights and obligations under the Iroquois LPA and the LDC Bloc Voting Agreement now or hereafter arising from or in connection with such partnership interests, including the right to share in the profits, losses and capital of Iroquois, and the right to receive distributions from Iroquois.

“Contributor Parties” means NETCO and IGTS and “Contributor Party” means NETCO or IGTS, as applicable.

“DM” has the meaning set forth in the first paragraph of this Agreement.

“DM Equity Plans” has the meaning set forth in Section 4.10(a).

“DM LPA” means that certain First Amended and Restated Agreement of Limited Partnership of DM, dated as of October 20, 2014.

“DM Material Adverse Effect” means any change, effect, event, fact, development, condition, matter or circumstance that, individually or in the aggregate, is or is reasonably likely to have a material adverse effect on the assets, liabilities, financial condition or results of operations of DM, other than any change, effect, event, fact, development, condition, matter or circumstance (i) that impacts the natural gas gathering, compressing, processing, storage and transportation industry generally (including any change in the prices of natural gas or other hydrocarbon products, industry margins or any regulatory changes or changes in Law or U.S. GAAP), (ii) in United States or global political or economic conditions or financial markets in general, or (iii) resulting from the announcement of the transactions contemplated by the Transaction Documents and the taking of any actions contemplated by Transaction Documents, provided, that in the case of clauses (i) and (ii), the impact on DM is not materially disproportionate to the impact on similarly situated parties in the natural gas gathering, compressing, processing, storage and transportation industry.

“DM SEC Documents” has the meaning set forth in Section 4.8(a).

“DM Sub” has the meaning set forth in the first paragraph of this Agreement.

“DM Subordinated Unit” has the meaning assigned to the term “Subordinated Unit” in the DM LPA.

“DM Unit” has the meaning assigned to the term “Common Unit” in the DM LPA.

“DOJ” means the United States Department of Justice.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FTC” means the United States Federal Trade Commission.

“Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization; Qualification and Power), Section 3.2 (Authorization; Validity), Section 3.3(a) (No Conflict), Section 3.4 (Capitalization), Section 3.7 (Bankruptcy), Section 3.10 (Brokers), Section 4.1 (Organization; Qualification and Power), Section 4.2 (Authorization; Validity), Section 4.3(a) (No Conflict), Section 4.7 (New DM Units), Section 4.9 (Brokers) and Section 4.10 (Capitalization).

“Governmental Authority” means any foreign, federal, state, local, county, municipal, provincial, multinational government or other governmental or quasi-governmental authority or regulatory body, court, tribunal, arbitrating body, governmental department, commission, board, body, self-regulating authority, bureau or agency, as well as any other instrumentality or Person designated to act for or on behalf of any of the foregoing.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Tax” means any federal, state, local or foreign Tax measured by or imposed on net income, including any interest, penalty or addition thereto, whether disputed or not.

“IGTS” has the meaning set forth in the first paragraph of this Agreement.

“Indemnified Party” has the meaning set forth in Section 8.2(a).

“Indemnifying Party” has the meaning set forth in Section 8.2(a).

“Iroquois” has the meaning set forth in Recital A.

“Iroquois LPA” means that certain Amended and Restated Limited Partnership Agreement of Iroquois, dated as of February 28, 1997, as amended.

“Iroquois Material Adverse Effect” means any change, effect, event, fact, development, condition, matter or circumstance that, individually or in the aggregate, is or is reasonably likely to have a material adverse effect on the assets, liabilities, financial condition or results of operations of Iroquois, other than any change, effect, event, fact, development, condition, matter or circumstance (i) that impacts the natural gas gathering, compressing, processing, storage and transportation industry generally (including any change in the prices of natural gas or other hydrocarbon products, industry margins or any regulatory changes or changes in Law or U.S. GAAP), (ii) in United States or global political or economic conditions or financial markets in general, or (iii) resulting from the announcement of the transactions contemplated by the Transaction Documents and the taking of any actions contemplated by Transaction Documents, provided, that in the case of clauses (i) and (ii), the impact on Iroquois is not materially disproportionate to the impact on similarly situated parties in the natural gas gathering, compressing, processing, storage and transportation industry.

“KeySpan” has the meaning set forth in the first paragraph of this Agreement.

“Law” means any applicable constitutional provision, statute, ordinance or other law, rule, regulation, or interpretation of any Governmental Authority, any applicable Order, or any applicable utility tariff.

“LDC Bloc” has the meaning given to such term in the Iroquois LPA.

“LDC Bloc Voting Agreement” means that certain Second Amended and Bloc Voting Agreement – LDC Bloc of Iroquois, dated as of September 3, 1996, by and among the partners of the LDC Bloc, as amended.

“Liens” means liens, charges, security interests, restrictions, options, pledges, claims or encumbrances of any nature.

“NETCO” has the meaning set forth in the first paragraph of this Agreement.

“New DM Units” has the meaning set forth in Section 2.2.

“NYSE” means the New York Stock Exchange.

“Order” means any order, ruling, assessment, writ, judgment, injunction, stay, decree, stipulation, decision, determination or award entered by or with any Governmental Authority.

“Organizational Documents” means with respect to any Person (other than a natural person), the certificate or articles of incorporation, limited partnership, organization, or formation and by-laws, the limited partnership agreement, the partnership agreement, the limited liability company agreement, the operating agreement or the trust agreement, or such other organizational documents of such Person, including those that are required to be registered or kept in the jurisdiction of incorporation, organization or formation of such Person and which establish the legal personality of such Person.

“Other Iroquois Transactions” means a series of related and substantially concurrent transactions, pursuant to and as a result of which DM and its Affiliates and TransCanada and its Affiliates would collectively acquire and own more than 90% of the partnership, equity and other ownership interests in Iroquois.

“Outside Date” has the meaning set forth in Section 7.1(b).

“Parties” means DM, DM Sub, NETCO and IGTS and “Party” means DM, DM Sub, NETCO or IGTS, as applicable.

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a union, a limited liability company, a trust, an unincorporated organization or a Governmental Authority or any other separate legal entity recognized pursuant to Law.

“Reasonable Efforts” means commercially reasonable efforts.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, among the Contributor Parties and DM, in substantially the form attached hereto as Exhibit B.

“Representative” means, with respect to any Person, the stockholders, members, partners, managers, officers, directors, employees, consultants, agents and representatives of such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Return” means any return, declaration, report, statement, claim for refund, or other document, together with all amendments and supplements thereto (including all related and supporting information) required to be filed with or supplied to a Governmental Authority in respect of Taxes.

“Taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, transfer, registration, stamp, occupation, premium, property, windfall profits, fuel, gas import, customs, duties, value added, alternative or add on minimum, estimated, or other taxes of any kind whatsoever imposed by any Governmental Authority (including any Transfer Tax), together with any interest, penalty, or addition thereto, and the term “Tax” means any one of the foregoing Taxes.

“Third Party Claims” means claims for indemnification pursuant to Section 8.1 resulting from the assertion of liability by Persons not parties to this Agreement, including claims by any Governmental Authority for penalties, fines and assessments.

“Transaction Documents” means this Agreement, the Confidentiality Agreement, the Assignment of Partnership Interests and the Registration Rights Agreement, and any other agreements, instruments, certificates and documents executed and delivered hereunder.

“TransCanada” means TransCanada Pipelines Limited.

“Transfer Tax” means any sales, use, transfer, real property transfer, recording, stock transfer and other similar Tax and fees, including any interest, penalty or addition thereto, whether disputed or not; provided, however, that the term “Transfer Tax” shall not include any Income Tax.

“Treasury Regulation” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“U.S. GAAP” means accounting principles generally accepted in the United States of America.

ARTICLE II

CONTRIBUTION OF CONTRIBUTOR PARTY INTERESTS

Subject to the terms and conditions set forth in this Agreement:

Section 2.1 Contribution of the Contributor Party Interests. At the Closing and for the consideration specified in Section 2.2 below, each Contributor Party shall contribute, convey, transfer, assign and deliver to DM Sub, and DM Sub shall acquire, accept and assume from such Contributor Party, all of such Contributor Party’s respective right, title and interest in and to the Contributor Party Interests.

Section 2.2 Consideration. The total consideration for the Contributor Party Interests shall be 6,783,373 DM Units (the “New DM Units”) with an aggregate value of approximately $225,420,000 (the “Consideration Value”), based on the volume-weighted average trading price of a DM Unit on the NYSE for the 5-trading day period ending on the trading day immediately preceding the Effective Date. DM shall issue, or cause to be issued, in book entry form at the Closing: (i) 6,450,854 of the New DM Units to NETCO and (ii) 332,519 of the New DM Units to IGTS.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR PARTIES

Each Contributor Party hereby severally, and not jointly, represents and warrants to the Acquirer Parties with respect to itself and its respective Contributor Party Interests as follows:

Section 3.1 Organization; Qualification and Power.

(a) NETCO is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

(b) IGTS is a corporation, duly organized, validly existing and in good standing under the Laws of the State of New York, and has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

Section 3.2 Authorization; Validity.

(a) The execution and delivery by each Contributor Party of this Agreement and the other Transaction Documents to which such Contributor Party is a party, and the performance by each Contributor Party of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action on behalf of such Contributor Party.

(b) This Agreement, and at the Closing the other Transaction Documents to which each Contributor Party is a party, have been (or will be) duly executed and delivered by such Contributor Party and when executed and delivered in accordance with the terms hereof, shall each constitute the valid and binding obligation of such Contributor Party, enforceable against such Contributor Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

Section 3.3 No Conflict. Except as set forth on Schedule 3.3, the execution and delivery by each Contributor Party of this Agreement and the other Transaction Documents to which such Contributor Party is a party do not, and the performance by such Contributor Party of its obligations hereunder and thereunder and the consummation by such Contributor Party of the Contemplated Transactions will not:

(a) conflict with, result in a breach or violation of, or constitute a default under, any terms, conditions or provisions of the Organizational Documents of such Contributor Party;

(b) conflict with, result in a breach or violation of, or constitute a default under, any terms, conditions or provisions of any Law applicable to such Contributor Party; or

(c) conflict with, result in a breach or violation of, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under, any Contract by which such Contributor Party or any of its assets or properties is bound, except such conflicts or defaults (or rights of termination, cancellation, modification or acceleration) which would not reasonably be expected to have a Contributor Material Adverse Effect.

Section 3.4 Capitalization.

(a) All of the Contributor Party Interests have been duly authorized and are validly issued in accordance with the Iroquois LPA and the applicable statute of the State of Delaware, fully paid (to the extent required under the Iroquois LPA) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act and any provisions of the Iroquois LPA that may require additional capital contributions to Iroquois by its partners). The Contributor Parties are collectively the sole legal, beneficial, record and equitable owners of all of the Contributor Party Interests free and clear of all Liens (other than restrictions on transfer imposed by applicable federal or state securities Laws, the Iroquois LPA or the LDC Bloc Voting Agreement, Liens arising by, through or under the Acquirer Parties or their Affiliates, or Liens arising under or in connection with this Agreement). Upon Closing, DM Sub shall own all of the Contributor Party Interests free and clear of all Liens (other than restrictions on transfer imposed by applicable federal or state securities Laws, the Iroquois LPA or the LDC Bloc Voting Agreement, Liens

arising by, through or under the Acquirer Parties or their Affiliates, Liens arising under or in connection with this Agreement or DM Sub’s allocable share of the liabilities of Iroquois as determined pursuant to Section 752 of the Code and its underlying Treasury Regulations).

(b) None of the Contributor Party Interests are subject to any voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Contributor Party Interests (other than this Agreement, the Iroquois LPA and the LDC Bloc Voting Agreement).

(c) No Contributor Party and no Affiliate of any Contributor Party owns any partnership, equity or other ownership interests in Iroquois other than the Contributor Party Interests, and upon Closing, no Contributor Party and no Affiliate of any Contributor Party will remain or otherwise be a partner of Iroquois.

Section 3.5 Legal Proceedings. There are no Actions pending or, to the knowledge of any Contributor Party, threatened (a) against or by any Contributor Party or any Affiliate thereof affecting any of the Contributor Party Interests, or (b) against or by any Contributor Party or any Affiliate thereof that would reasonably be expected to have a Contributor Material Adverse Effect.

Section 3.6 Consents and Approvals. Except as set forth on Schedule 3.6, no filing, application or registration with, or consent, authorization or approval of or other action by, any third Person is, or will be, necessary for the valid execution and delivery by each Contributor Party of this Agreement or the other Transaction Documents to which such Contributor Party is a party, the performance by such Contributor Party of its obligations hereunder or thereunder or the consummation by such Contributor Party of the Contemplated Transactions, except where the failure to make or obtain such filings, applications, registrations, consents, authorizations or approvals would not reasonably be expected to have a Contributor Material Adverse Effect.

Section 3.7 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the Contributor Parties’ knowledge, threatened against, any Contributor Party.

Section 3.8 Investment.

(a) Each Contributor Party is acquiring the New DM Units for its own account, for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof as such term is used in connection with the registration provisions of the Securities Act. Each Contributor Party acknowledges that the New DM Units are not registered under the Securities Act, any applicable state securities Laws or any applicable foreign securities Laws and the New DM Units may not be transferred or sold except pursuant to the registration provisions of the Securities Act or applicable foreign securities Laws or pursuant to an applicable exemption therefrom and pursuant to applicable state securities Laws. In addition, each Contributor Party is aware and knowledgeable of Rule 144 promulgated under the Securities Act, and does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the New DM Units in violation of applicable securities Laws (including Rule 144).

(b) Each Contributor Party is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Each Contributor Party understands that the New DM Units are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that DM is relying in part upon the truth and accuracy of, and each Contributor Party’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Contributor Parties set forth herein in order to determine the availability of such exemptions and the eligibility of each Contributor Party to acquire the New DM Units.

(d) Each Contributor Party and its advisors have had access to all the DM SEC Documents and been furnished with all materials relating to the business, finances and operations of DM and materials relating to the issuance of the New DM Units which have been requested by such Contributor Party. Each Contributor Party and its advisors have been afforded the opportunity to ask questions of DM. Each Contributor Party understands that its investment in the New DM Units involves a high degree of risk, and by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of such investment and would be able to afford a complete loss of such investment.

(e) Each Contributor Party understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the DM Units or the fairness or suitability of the investment in the DM Units nor have such authorities passed upon or endorsed the merits of the issuance of the DM Units.

Section 3.9 Performance. Each Contributor Party has fully performed in all material respects its respective agreements and obligations under the Iroquois LPA and the LDC Bloc Voting Agreement required to be so performed as of the Effective Date with respect to its respective Contributor Party Interests.

Section 3.10 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any Contributor Party.

Section 3.11 No Other Representations. Except as set forth in this Article III, no Contributor Party makes any other representations or warranties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUIRER PARTIES

The Acquirer Parties hereby, jointly and severally, represent and warrant to the Contributor Parties as follows:

Section 4.1 Organization; Qualification and Power.

(a) DM is a limited partnership, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full limited partnership power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

(b) DM Sub is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

Section 4.2 Authorization; Validity.

(a) The execution and delivery by each Acquirer Party of this Agreement and the other Transaction Documents to which such Acquirer Party is a party, and the performance by each Acquirer Party of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite limited partnership or limited liability company, as applicable, action on behalf of such Acquirer Party.

(b) This Agreement, and at the Closing the other Transaction Documents to which each Acquirer Party is a party, have been (or will be) duly executed and delivered by such Acquirer Party and when executed and delivered in accordance with the terms hereof, shall each constitute the valid and binding obligation of such Acquirer Party, enforceable against such Acquirer Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

Section 4.3 No Conflict. Except as set forth on Schedule 4.3, the execution and delivery by each Acquirer Party of this Agreement and the other Transaction Documents to which such Acquirer Party is a party do not, and the performance by such Acquirer Party of its obligations hereunder and thereunder and the consummation by such Acquirer Party of the Contemplated Transactions will not:

(a) conflict with, result in a breach or violation of, or constitute a default under, any terms, conditions or provisions of the Organizational Documents of any Acquirer Party;

(b) conflict with, result in a breach or violation of, or constitute a default under, any terms, conditions or provisions of any Law applicable to any Acquirer Party; or

(c) conflict with, result in a breach or violation of, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under, any Contract by which any Acquirer Party or any of its assets or properties is bound, except such conflicts or defaults (or rights of termination, cancellation, modification or acceleration) which would not reasonably be expected to have an Acquirer Material Adverse Effect.

Section 4.4 Legal Proceedings. There are no Actions pending or, to the knowledge of any Acquirer Party, threatened, that would reasonably be expected to have an Acquirer Material Adverse Effect.

Section 4.5 Consents and Approvals. Except as set forth on Schedule 4.5, no filing, application or registration with, or consent, authorization or approval of or other action by, any third Person is, or will be, necessary for the valid execution and delivery by each Acquirer Party of this Agreement or the other Transaction Documents to which such Acquirer Party is a party, the performance by such Acquirer Party of its obligations hereunder or thereunder or the consummation by such Acquirer Party of the Contemplated Transactions, except where the failure to make or obtain such filings, applications, registrations, consents, authorizations or approvals would not reasonably be expected to have an Acquirer Material Adverse Effect.

Section 4.6 Investment. DM Sub is acquiring the Contributor Party Interests for its own account, for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof as such term is used in connection with the registration provisions of the Securities Act. DM Sub acknowledges that the Contributor Party Interests are not registered under the Securities Act, any applicable state securities Laws or any applicable foreign securities Laws, and that the Contributor Party Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or applicable foreign securities Laws or pursuant to an applicable exemption therefrom and pursuant to applicable state securities Laws.

Section 4.7 New DM Units. DM has taken all partnership action necessary to authorize the issuance and delivery of the New DM Units to the Contributor Parties as contemplated by this Agreement. When issued in accordance with the provisions of this Agreement, the New DM Units will be validly issued in accordance with the DM LPA and the applicable statute of the State of Delaware, fully paid (to the extent required under the DM LPA), nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act), and free and clear of all Liens (other than restrictions on transfer imposed by applicable federal or state securities Laws or the DM LPA, Liens arising by, through or under the Contributor Parties or their Affiliates, or Liens arising under or in connection with this Agreement). On the Closing Date the New DM Units will have those rights, preferences, privileges and restrictions governing the DM Units as set forth in the DM LPA, except as may be limited by restrictions on transfer imposed by applicable federal or state securities Laws or restrictions arising under or in connection with this Agreement or the Registration Rights Agreement.

Section 4.8 DM SEC Documents.

(a) DM has filed with or furnished to the SEC all reports and statements required to be filed or furnished by it under the Exchange Act or the Securities Act since March 28, 2014 (all such documents collectively, the “DM SEC Documents”). The DM SEC Documents, at the time filed (except to the extent corrected by a subsequently filed DM SEC Document filed prior to the Effective Date) (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Any audited or unaudited financial statements (and any notes thereto or schedules included therein) included in the DM SEC Documents, as of their respective dates (if amended prior to the Effective Date, as of the date of the last such amendment), (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the business of DM as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

Section 4.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any Acquirer Party.

Section 4.10 Capitalization.

(a) As of the date hereof: 37,092,305 DM Units were issued and outstanding and 3,000,000 DM Units (less DM Units issued under such plans) were reserved for issuance under DM’s and its Affiliates’ long term incentive plans or other equity compensation plans (collectively, “DM Equity Plans”), of which no DM Units were subject to issuance upon the vesting of outstanding phantom units. As of the date hereof, 31,972,789 DM Subordinated Units were issued and outstanding.

(b) As of the date hereof, except (i) as set forth in the DM LPA, (ii) in connection with an Other Iroquois Transaction, (iii) pursuant to the DM Equity Plans, or (iv) as otherwise disclosed in the DM SEC Documents, there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate DM to issue or sell any equity interests of DM or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in DM, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(c) As of the date hereof, DM does not have any outstanding bonds, debentures, notes or other similar obligations pursuant to which the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in DM on any matter.

(d) Dominion Midstream GP, LLC, a Delaware limited liability company, is the sole general partner of DM and the sole record and beneficial owner of the general partner interest in DM.

(e) The DM Units are registered pursuant to Section 12(b) of the Exchange Act, and DM has taken no action designed to terminate the registration of the DM Units under the Exchange Act, nor has DM received any notification that the SEC is contemplating terminating such registration. The DM Units are listed for trading on the NYSE, and DM has not received any notice from the NYSE to the effect that DM is not in compliance with the listing or maintenance requirements of the NYSE and has no knowledge of any facts that would reasonably be expected to lead to delisting or suspension of the DM Units in the foreseeable future. DM is, and after giving effect to the transactions contemplated by this Agreement, will be, in compliance with all listing and maintenance requirements of the NYSE in effect on the date hereof.

Section 4.11 Tax Status.

(a) DM satisfied the gross income requirement in Section 7704(c)(2) of the Code for its taxable year ending December 31, 2014 and expects to meet the gross income requirement in Section 7704(c)(2) of the Code for its taxable year that includes the Closing Date.

(b) DM is properly treated as a partnership for all U.S. federal and applicable state and local Income Tax purposes.

(c) DM Sub is an entity that is disregarded as separate from DM for all U.S. federal Income Tax purposes.

Section 4.12 Absence of DM Material Adverse Effect. Since December 31, 2014, there has not occurred a DM Material Adverse Effect.

Section 4.13 Investment Company Act. DM is not, and immediately after the Closing will not be, subject to regulation under the Investment Company Act of 1940, as amended.

Section 4.14 No Other Representations. Except as set forth in this Article IV, no Acquirer Party makes any other representations or warranties.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Waiver of Rights of First Refusal and Consent. Each Contributor Party agrees to execute and deliver such waivers and consents as may be reasonably necessary, advisable or appropriate to (i) waive any and all rights which it may have under the Iroquois LPA or otherwise (A) to receive notice of the Other Iroquois Transactions (including the execution of any definitive agreements governing same), and (B) to exercise any right of first refusal or any other similar right to purchase or otherwise acquire all or any portion of the partnership, equity and other ownership interests in Iroquois included as part of the Other Iroquois Transactions; and (ii) consent, as and to the extent necessary or appropriate under the Iroquois LPA or otherwise, to the consummation of the Other Iroquois Transactions.

Section 5.2 Regulatory and Other Approvals.

(a) HSR. As promptly as practicable after the Effective Date, but in no event later than ten (10) days after the Effective Date, DM shall cause to be filed with the FTC and the DOJ the Notification and Report Form under the HSR Act if required in connection with the Contemplated Transactions and, as promptly as practicable, cause any additional information requested by the FTC or DOJ pursuant to the HSR Act in connection herewith to be supplied. Any such Notification and Report Form and additional information, if any, submitted to the FTC or the DOJ shall be in substantial compliance with the requirements of the HSR Act. The Contributor Parties shall furnish to DM such information and assistance as DM may reasonably request in connection with its preparation of any filing, application, registration, consent or authorization which is necessary under the HSR Act. DM will use its Reasonable Efforts to obtain the termination or expiration of any applicable waiting period required under the HSR Act for the consummation of the Contemplated Transactions. DM or its Affiliates will be responsible for payment of the filing fees, costs and expenses incurred in connection with complying with the HSR Act with respect to the Contemplated Transactions and the Other Iroquois Transactions.

(b) Miscellaneous.

(i) As promptly as practicable after the Effective Date, but in no event later than ten (10) days after the Effective Date, the Contributor Parties shall make or file all other filings, applications, registrations, consents and authorizations listed on Schedule 3.6, and the Acquirer Parties shall make or file all other filings, applications, registrations, consents and authorizations listed on Schedule 4.5.

(ii) In fulfilling their obligations pursuant to this Section 5.2, subject to the terms and conditions herein, each of the Acquirer Parties and the Contributor Parties shall use Reasonable Efforts to, and shall cooperate in good faith with the other to, prepare and make or file with any Governmental Authority having jurisdiction over them, all necessary filings, applications, registrations, consents and authorizations required to be made with respect to the Contemplated Transactions (including those specified in Section 5.2(b)(i) above) and use Reasonable Efforts to obtain, as soon as practicable, all such consents and authorizations required to be obtained by them.

(iii) Each of the Acquirer Parties and the Contributor Parties shall keep the other apprised in a prompt manner of the status and substance of any communications with, and inquiries or requests for additional information from any Governmental Authority in connection with the Contemplated Transactions. The Parties shall promptly respond to such inquiries or requests for additional information made by any Governmental Authority and, use Reasonable Efforts to participate in any hearings, settlement proceedings or other proceedings ordered with respect to the Contemplated Transactions. The Parties shall have the right to review in advance all characterizations of the information relating to the Contemplated Transactions which appear in any filings, applications, registrations, consents and authorizations made in connection with the Contemplated Transactions and the submitting Party shall consider in good faith any revisions reasonably requested by the reviewing Party.

Section 5.3 Further Assurances. At any time or from time to time after Effective Date and without further consideration, as and when requested by any Party, the requested Party shall use Reasonable Efforts to take or to cause to be taken, all action and to do, or cause to be done, or to execute and deliver, or cause to be executed and delivered, all such further instruments of contribution, transfer, conveyance, assignment, novation, confirmation or other documents, and shall take, or cause to be taken, all such further or other actions, as such requesting Party may reasonably deem necessary, proper or advisable to consummate the Contemplated Transactions, as promptly as practicable or sooner as required by this Agreement, including such actions as are necessary in connection with obtaining any third Person consents, including those identified on Schedule 3.6 or Schedule 4.5. The Parties shall cooperate in good faith with each other in assisting with complying with this Section 5.3.

Section 5.4 Certain Tax Matters.

(a) The Parties agree that, for U.S. federal income tax purposes, the contribution of the Contributor Party Interests to DM Sub constitutes a capital contribution by each Contributor Party of its respective Contributor Party Interest to DM in a transaction governed by Section 721 of the Code and each Party agrees that it will treat and report the contribution consistent with the foregoing.

(b) The Contributor Parties and the Acquirer Parties shall work together in good faith to cause Iroquois’ items of taxable income, loss, gain, deduction, and credit with respect to the Contributor Party Interests for the taxable year which includes the Closing Date to be allocated between the Contributor Parties and DM Sub in accordance with the interim closing of the books method.

(c) The Contributor Parties acknowledge that the general partner of DM will apply the remedial method, within the meaning of Treasury Regulation section 1.704-3(d), to tax items that DM will allocate to its partners as required by Section 6.2(b) of the DM LPA. The Contributor Parties further acknowledge that the foregoing allocation method will result in DM making remedial income allocations to the Contributor Parties with respect to the Contributor Party Interests held by DM.

(d) Any Transfer Taxes incurred in connection with the contribution of the Contributor Party Interests pursuant to this Agreement shall be borne 50% by the Contributor Parties and 50% by the Acquirer Parties.

(e) Each Party shall file, to the extent required by applicable Tax Law, all necessary Tax Returns and other documentation with respect to all Taxes for which such Party is responsible hereunder. In addition, each Party shall provide the other Parties with such assistance as may be reasonably requested by the other Parties or otherwise required by applicable Tax Law in connection with the preparation, execution and/or filing of any Tax Return and other related documentation, any audit or other examination by any Governmental Authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such return, audit or examination, proceedings or determination.

(f) The Contributor Parties shall provide the Acquirer Parties with all information reasonably requested by the Acquirer Parties regarding the Contributor Parties’ tax basis with respect to its Contributor Party Interests to the extent known (or reasonably obtainable) by the Contributor Parties. The Contributor Parties acknowledge and agree that the Acquirer Parties will and may rely on such tax basis information (as updated for additional information after Closing), which will be provided as soon as reasonably practical, but in no event more than sixty (60) days after Closing, in determining the Contributor Parties’ share of taxable income, loss, gain, and deduction for purposes of Section 704(c) of the Code and the Treasury Regulations thereunder with respect to the New DM Units. The Acquirer Parties shall have no indemnification obligation under this Agreement (including pursuant to Section 8.1(b)) to the extent the Contributor Parties suffer any Adverse Consequences attributable to increased liability for Taxes that are attributable solely to the inaccuracy of the tax basis information provided under this Section 5.4(f).

Section 5.5 Other Transaction Documents. Prior to Closing, the parties thereto shall have entered into a consent and waiver in the form previously agreed to by the Parties. At the Closing: (a) the Contributor Parties and DM Sub shall enter into the Assignment of Partnership Interests pursuant to which the Contributor Parties will effectively contribute, convey, transfer, assign and deliver to DM Sub, and DM Sub will acquire, accept and assume from the Contributor Parties, all of the Contributor Parties’ respective right, title and interest in and to the Contributor Party Interests; and (b) the Contributor Parties and DM shall enter into the Registration Rights Agreement pursuant to which DM may be required in the future to register the sale of the New DM Units acquired by the Contributor Parties hereunder.

Section 5.6 Exclusivity. In consideration of the time, effort, and expenses to be incurred by the Acquirer Parties and its Affiliates in connection with the evaluation and pursuit of the Contemplated Transactions, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, from the Effective Date until the Closing or earlier termination of this Agreement in accordance herewith, each Contributor Party hereby agrees not to, and to cause its Affiliates and Representatives not to, directly or indirectly, solicit or encourage the submission of any expression of interest, inquiry, proposal, or offer regarding, provide any non-public information regarding, participate in any discussions or negotiations regarding, or enter into any Contract regarding, any sale or other transfer or disposition of the Contributor Party Interests or any interests therein (whether by way of a sale of assets, sale of equity, merger, consolidation or other business combination or otherwise) or any alternative transaction that would preempt or preclude the Contemplated Transactions. To that end, from and after the Effective Date, each Contributor Party shall, and shall cause each of its Affiliates and Representatives to, discontinue any ongoing discussions or negotiations (other than such internal discussions or with the Acquirer Parties) relating to any such alternative transactions.

Section 5.7 Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect following the execution of this Agreement until the termination of the Confidentiality Agreement in accordance with its terms. All information provided to the Parties or their respective Representatives furnished pursuant to and in connection with this Agreement shall be deemed to be “Confidential Information” under the Confidentiality Agreement.

Section 5.8 Transfer Restrictions. Notwithstanding anything herein or in the Registration Rights Agreement to the contrary, in addition to all restrictions on transfer imposed by applicable federal or state securities Laws, the Contributor Parties shall not, and shall not permit any other Person to, sell, transfer or otherwise dispose of any of the New DM Units in any manner for a period of twelve (12) months after the Closing, except for transfers of any of the New DM Units to one or more wholly-owned (directly or indirectly) subsidiaries of National Grid USA with such transferee agreeing in writing (in form and substance reasonably satisfactory to DM) to hold such New DM Units subject to the provisions of this Section 5.8.

Section 5.9 Removal of Legends. DM shall remove, or cause to be removed, any restrictive legends relating to the 12-month transfer restrictions imposed by Section 5.8 from the New DM Units upon the expiration of the 12-month transfer restrictions set forth in Section 5.8. In addition, DM shall remove, or cause to be removed, from the New DM Units any legends regarding restrictions on transfer under applicable securities Laws if (i) such New DM Units are registered for resale under the Securities Act, (ii) such New DM Units are sold or transferred pursuant to Rule 144 under the Securities Act or (iii) such New DM Units are eligible for sale under Rule 144 under the Securities Act without the requirement for DM to be in compliance with the current public information requirements under Rule 144 under the Securities Act and without volume or manner-of-sale restrictions. If DM shall have removed any restrictive legends pursuant to the grounds set forth in the foregoing clause (i) and the registration statement under which the New DM Units were registered shall have become unavailable for any reason and no other grounds for removal are then available, the Contributor Parties hereby consent to the re-imposition of the restrictive legends until such time as other grounds become available for their removal or the New DM Units can again be sold under the registration statement.

Section 5.10 NYSE Listing. Prior to the Closing, DM will use its Reasonable Efforts to obtain approval for listing on the NYSE, subject to notice of issuance, the New DM Units.

ARTICLE VI

CLOSING

Section 6.1 Time and Place of Closing. The closing of the contribution by the Contributor Parties, and the acquisition, acceptance and assumption by DM Sub, of the Contributor Party Interests (the “Closing”) shall take place at the offices of McGuireWoods LLP, Gateway Plaza, 800 East Canal Street, Richmond, Virginia 23219 on the first day of the calendar month that is at least three (3) Business Days after all of the conditions contained in Sections 6.3 and 6.4 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions); provided that, notwithstanding the foregoing, the Closing may take place electronically or at such other place, at such other time, or on such other date as the Parties may mutually agree in writing (the date on which the Closing occurs being herein referred to as the “Closing Date”). The Closing shall be effective as of 12:00:01 a.m. eastern prevailing time on the Closing Date.

Section 6.2 Closing Deliverables. At the Closing:

(a) The Contributor Parties will deliver, or cause to be delivered, the following to the Acquirer Parties:

(i) the Assignment of Partnership Interests, duly executed by each Contributor Party;

(ii) the Registration Rights Agreement, duly executed by the Contributor Parties;

(iii) copies of all consents, authorizations, approvals, notices, filings and registrations listed on Schedule 3.6;

(iv) a certificate, dated as of the Closing Date and signed by a duly authorized officer of each of the respective Contributor Parties, certifying that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied;

(v) a certificate of the secretary or assistant secretary of each Contributor Party, dated as of the Closing Date: (A) (1) certifying as to and attaching the resolutions adopted by such Contributor Party authorizing the Contemplating Transactions, and (2) attaching a certificate of good standing (or equivalent certificate) of such Contributor Party, issued within 15 days prior to the Closing Date by the Secretary of State (or equivalent Governmental Authority) of such Contributor Party’s jurisdiction of organization; and (B) certifying as to the authorization of the officers of such Contributor Party executing documents in connection with the Contemplated Transactions; and

(vi) all such other documents, agreements, or instruments as shall, in the reasonable opinion of the Acquirer Parties and their counsel, be reasonably necessary or desirable in connection with the Contemplated Transactions, or required to be delivered by any Contributor Party at or prior to the Closing Date pursuant to this Agreement.

(b) The Acquirer Parties will deliver or issue, or cause to be delivered or issued, the following to the Contributor Parties:

(i) a certificate of DM’s transfer agent certifying as to the book entry issuance of the New DM Units to the Contributor Parties as required by Section 2.2 of this Agreement;

(ii) the Assignment of Partnership Interests, duly executed by DM Sub;

(iii) the Registration Rights Agreement, duly executed by DM;

(iv) copies of all consents, authorizations, approvals, notices, filings and registrations listed on Schedule 4.5;

(v) a certificate, dated as of the Closing Date and signed by a duly authorized officer of each of the respective Acquirer Parties, certifying that the conditions set forth in Sections 6.4(a) and 6.4(b) have been satisfied;

(vi) a certificate of the secretary or assistant secretary of DM, dated as of the Closing Date: (A) (1) certifying as to and attaching the resolutions adopted by DM authorizing the Contemplating Transactions, and (2) attaching a certificate of good standing (or equivalent certificate) of DM, issued within 15 days prior to the Closing Date by the Secretary of State of Delaware; and (B) certifying as to the authorization of the officers of DM executing documents in connection with the Contemplated Transactions;

(vii) a certificate of the secretary or assistant secretary of DM Sub, dated as of the Closing Date: (A) (1) certifying as to and attaching the resolutions adopted by DM Sub authorizing the Contemplating Transactions, and (2) attaching a certificate of good standing (or equivalent certificate) of DM Sub, issued within 15 days prior to the Closing Date by the Secretary of State of Delaware; and (B) certifying as to the authorization of the officers of DM Sub executing documents in connection with the Contemplated Transactions; and

(viii) all such other documents, agreements, or instruments as shall, in the reasonable opinion of the Contributor Parties and their counsel, be reasonably necessary or desirable in connection with the Contemplated Transactions, or required to be delivered by the Acquirer Parties at or prior to the Closing Date pursuant to this Agreement.

Section 6.3 Conditions Precedent to the Acquirer Parties’ Obligations. The obligation of the Acquirer Parties to acquire the Contributor Party Interests and to take the other actions required to be taken by the Acquirer Parties at the Closing under this Agreement shall be subject to the satisfaction (or waiver by the Acquirer Parties in writing), at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. (i) The Fundamental Representations of the Contributor Parties contained in this Agreement shall be true and correct in all respects on and as of the Effective Date and on and as of the Closing Date with the same effect as though made on and as of such date (unless any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects on and as of such earlier date); and (ii) the other representations and warranties of the Contributor Parties contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Contributor Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Contributor Material Adverse Effect) on and as of the Effective Date and on and as of the Closing Date with the same effect as though made on and as of such date (unless any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects or in all material respects, as applicable, on and as of such earlier date).

(b) Performance. Each Contributor Party shall have performed and complied, in all material respects, with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by such Contributor Party at or before the Closing; provided, however, that, with respect to agreements, covenants and obligations that are qualified by materiality, such Contributor Party shall have performed and complied with such agreements, covenants and obligations, as so qualified, in all respects.

(c) Approvals and Filings. All consents, authorizations and approvals from, and all notices, filings and registrations with, Governmental Authorities or third Persons that are listed on Schedule 3.6 and Schedule 4.5, respectively, shall have been obtained or made free of any term, condition, restriction or imposed liability, and all such consents, authorizations and approvals shall be in effect at the Closing, and all applicable waiting periods (and any extensions thereof) imposed by any Governmental Authority necessary for the consummation of the Contemplated Transactions and the Other Iroquois Transactions (including under the HSR Act) shall have expired or otherwise been terminated.

(d) Waivers and Consents of Iroquois Partners.

(i) Each partner of Iroquois other than partners of Iroquois that are Affiliates of the Acquirer Parties shall have executed and delivered a written waiver and consent with respect to the Contemplated Transactions and the Other Iroquois Transactions, and such waiver and consent shall be in effect at the Closing.

(ii) All approvals or agreements under the Iroquois LPA or otherwise that are necessary to admit DM Sub as a partner of Iroquois as of Closing shall have been obtained or made free of any term, condition, restriction or imposed liability, and all such waiver, consents, authorizations, approvals and agreements shall be in effect at the Closing.

(e) Closing of the Other Iroquois Transactions. The closing and consummation of the Other Iroquois Transactions shall have occurred or be occurring simultaneously with the Closing hereunder.

(f) Amendment and Restatement of Iroquois LPA. DM (and its Affiliates), TransCanada (and its Affiliates) and TEN Transmission Company (to the extent it remains a limited or general partner of Iroquois following the consummation of the Other Iroquois Transactions) shall have agreed to an amended and restated form of the Iroquois LPA to govern Iroquois following the consummation of the Contemplated Transactions and the Other Iroquois Transactions.

(g) No Law. No Law shall have been enacted, issued, promulgated, enforced or entered which is in effect and has the effect of making the Contemplated Transactions illegal, otherwise restraining or prohibiting consummation of the Contemplated Transactions.

(h) No Action. No Action by a Governmental Authority shall be pending that seeks to prohibit or delay the consummation of, and no Action by a Governmental Authority shall be pending or threatened in writing that seeks to challenge the validity of, the Contemplated Transactions.

(i) No Contributor Material Adverse Effect. From the Effective Date, there shall not have occurred and be outstanding any Contributor Material Adverse Effect, nor shall any event or events have occurred and be outstanding that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Contributor Material Adverse Effect.

(j) Closing Deliverables. The Acquirer Parties shall have received all the items set forth in Section 6.2(a) in form and substance reasonably satisfactory to the Acquirer Parties.

Section 6.4 Conditions Precedent to Contributor Parties’ Obligations. The obligation of the Contributor Parties to contribute the Contributor Party Interests and to take the other actions required to be taken by the Contributor Parties at the Closing under this Agreement shall be subject to the satisfaction (or waiver by the Contributor Parties in writing), at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. (i) The Fundamental Representations of the Acquirer Parties contained in this Agreement shall be true and correct in all respects on and as of the Effective Date and on and as of the Closing Date with the same effect as though made on and as of such date (unless any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects on and as of such earlier date); and (ii) the other representations and warranties of the Acquirer Parties contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Acquirer Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Acquirer Material Adverse Effect) on and as of the Effective Date and on and as of the Closing Date with the same effect as though made on and as of such date (unless any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects or in all material respects, as applicable, on and as of such earlier date).

(b) Performance. The Acquirer Parties shall have performed and complied, in all material respects, with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Acquirer Parties at or before the Closing; provided, however, that, with respect to agreements, covenants and obligations that are qualified by materiality, the Acquirer Parties shall have performed and complied with such agreements, covenants and obligations, as so qualified, in all respects.

(c) Approvals and Filings. All consents, authorizations and approvals from, and all notices, filings and registrations with, Governmental Authorities or third Persons that are listed on Schedule 4.5 shall have been obtained or made, and all such consents, authorizations and approvals shall be in effect at the Closing, and all applicable waiting periods (and any extensions thereof) imposed by any Governmental Authority necessary for the consummation of the Contemplated Transactions and the Other Iroquois Transactions (including under the HSR Act) shall have expired or otherwise been terminated.

(d) Waivers and Consents of Iroquois Partners. Each partner of Iroquois other than the Contributor Parties shall have executed and delivered a written waiver and consent with respect to the Contemplated Transactions and the Other Iroquois Transactions, and such waiver and consent shall be in effect at the Closing.

(e) Closing of the Other Iroquois Transactions. The closing and consummation of the Other Iroquois Transactions shall have occurred or be occurring simultaneously with the Closing hereunder.

(f) No Law. No Law shall have been enacted, issued, promulgated, enforced or entered which is in effect and has the effect of making the Contemplated Transactions illegal, otherwise restraining or prohibiting consummation of the Contemplated Transactions.

(g) No Action. No Action by a Governmental Authority shall be pending that seeks to prohibit or delay the consummation of, and no Action by a Governmental Authority shall be pending or threatened in writing that seeks to challenge the validity of, the Contemplated Transactions.

(h) No Acquirer Material Adverse Effect. From the Effective Date, there shall not have occurred and be outstanding any Acquirer Material Adverse Effect, nor shall any event or events have occurred and be outstanding that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in an Acquirer Material Adverse Effect.

(i) NYSE Listing. The New DM Units shall have been approved for listing upon notice of issuance on the NYSE.

(j) Closing Deliverables. The Contributor Parties shall have received all the items set forth in Section 6.2(b) in form and substance reasonably satisfactory to the Contributor Parties.

ARTICLE VII

TERMINATION AND ABANDONMENT

Section 7.1 Methods of Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the Contributor Parties and the Acquirer Parties;

(b) by either the Contributor Parties or the Acquirer Parties, if the Closing has not occurred on or before December 31, 2015 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the Contributor Parties if any Contributor Party, or to the Acquirer Parties if any Acquirer Party, has failed to fulfill, in all material respects, any of its obligation under this Agreement;

(c) by the Acquirer Parties, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of any Contributor Party contained in this Agreement such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied, and such breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) the Outside Date and (y) 30 days after notice of the breach is provided to the Contributor Parties; provided, that the Acquirer Parties shall not have the right to terminate this Agreement pursuant to this Section 7.1(c) if any Acquirer Party is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(d) by the Contributor Parties, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of any Acquirer Party contained in this Agreement such that the conditions set forth in Section 6.4(a) or 6.4(b) would not be satisfied, and such breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) the Outside Date and (y) 30 days after notice of the breach is provided to the Acquirer Parties; provided, that the Contributor Parties shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if any Contributor Party is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(e) by the Acquirer Parties, if there shall have occurred after the Effective Date an Iroquois Material Adverse Effect that, with the exercise of Reasonable Efforts, cannot reasonably be expected to be cured prior to the Outside Date.

(f) by the Contributor Parties, if there shall have occurred after the Effective Date a DM Material Adverse Effect that, with the exercise of Reasonable Efforts, cannot reasonably be expected to be cured prior to the Outside Date; or

(g) by either the Contributor Parties or the Acquirer Parties, if after the Effective Date any Governmental Authority shall have issued an Order or taken any other action enjoining or otherwise prohibiting the Contemplated Transactions and such Order or other action shall have become final and nonappealable.

Section 7.2 Procedure Upon Termination and Consequences. The Acquirer Parties or the Contributor Parties may terminate this Agreement when permitted pursuant to Section 7.1 by delivering written notice of such termination to the other Parties, and such termination shall be effective upon delivery of such notice in accordance with Section 9.3. If this Agreement is terminated as provided herein, (i) this Agreement shall forthwith become void, except that Section 1.1 (Definitions), Section 5.7 (Confidentiality Agreement), this Section 7.2 (Procedure Upon Termination and Consequences), Section 8.5(f) and Article IX (Miscellaneous) shall survive such termination. Except as set forth in the following sentence, such termination shall be the sole remedy of the Parties with respect to breaches of any covenant, agreement, representation or warranty contained in this Agreement and none of the Parties, their Affiliates or any of their respective Representatives, as the case may be, shall have any liability or further obligation to any other Party except with respect to the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with its terms, including with respect to information that is subject to the Confidentiality Agreement pursuant to this Agreement. Notwithstanding the foregoing, (x) in the event of a termination by the Acquirer Parties pursuant to Section 7.1(b) (under circumstances where the Contributor Parties would have been unable to terminate this Agreement pursuant to Section 7.1(b)) or Section 7.1(c), such termination shall not relieve any Contributor Party from liability for any breach of this Agreement or (y) by the Contributor Parties pursuant to Section 7.1(b) (under circumstances where the Acquirer Parties would have been unable to terminate this Agreement pursuant to Section 7.1(b)) or Section 7.1(d), such termination shall not relieve the Acquirer Parties from liability for any breach of this Agreement. Nothing in this Section 7.2 shall be deemed to impair the right of any Party to bring an Action for specific performance and to assert all other rights and remedies, and (subject to Section 8.5(f) hereof) recover all damages, available to it at law or in equity.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification.

(a) Indemnification by Contributor Parties. Subject to the limitations set forth in this Article VIII, from and after the Closing, each Contributor Party shall severally, but not jointly, indemnify, defend, reimburse and hold harmless each Acquirer Party, its Affiliates and each of their respective Representatives (the “Acquirer Indemnified

Parties”), from any and all Adverse Consequences actually incurred or paid by an Acquirer Indemnified Party as a result of (i) any breach of any representation or warranty of such Contributor Party contained this Agreement, (ii) any breach of any covenant or agreement of such Contributor Party contained in this Agreement, or (iii) any Transfer Taxes for which any Contributor Party is responsible pursuant to Section 5.4(d).

(b) Indemnification by Acquirer Parties. Subject to the limitations set forth in this Article VIII, from and after the Closing, the Acquirer Parties shall, jointly and severally, indemnify, defend, reimburse and hold harmless each Contributor Party, its Affiliates and each of their respective Representatives (the “Contributor Indemnified Parties”), from any and all Adverse Consequences actually incurred or paid by a Contributor Indemnified Party as a result of (i) any breach of any representation or warranty of any Acquirer Party contained in this Agreement, (ii) any breach of any covenant or agreement of any Acquirer Party contained in this Agreement, or (iii) any Transfer Taxes for which any Acquirer Party is responsible pursuant to Section 5.4(d).

Section 8.2 Procedure for Indemnification.

(a) Each claim for indemnification, including Third Party Claims, shall be made by delivery by the Person seeking to be indemnified (the “Indemnified Party”) to the Party from whom indemnification is sought (the “Indemnifying Party”) of written notice (a “Claim Notice”) containing details reasonably sufficient to disclose to the Indemnifying Party the nature and scope of the claim including an estimate of the amount of claimed Adverse Consequences and copies of all relevant pleadings, documents and information, in each case to the extent reasonably practicable, within thirty (30) days after the Indemnified Party obtains knowledge of such claim. Any failure in the delivery of a Claim Notice shall not affect the obligations of the Indemnifying Party, except to the extent that the rights and remedies of the Indemnifying Party are actually materially prejudiced as a result of the failure to give, or delay in giving, such Claim Notice.

(b) If, pursuant to a Third Party Claim, any Action is brought against an Indemnified Party for which the Indemnifying Party may be required to indemnify the Indemnified Party hereunder, the Indemnifying Party shall be entitled to participate in the defense of such Action and, to the extent that it elects, by written notice to the Indemnified Party within ten (10) Business Days after receipt of the relevant Claim Notice, to assume and control the defense of such Action (unless (i) the Indemnified Party determines in good faith that a conflict of interest may exist such that joint representation of the Indemnified Party and the Indemnifying Party would be inappropriate, (ii) greater than 50% of the Adverse Consequences resulting from such claim are reasonably anticipated to be incurred by the Indemnified Party because such Adverse Consequences exceed the Cap (if applicable), (iii) material equitable or other non-monetary relief is sought from any Indemnified Party pursuant to such Action, or (iv) the claim is brought by a Governmental Authority). After notice from the Indemnifying Party to the Indemnified Party of its election to assume and control the defense of such Action, the Indemnifying Party shall not, so long as it diligently conducts such defense, be liable to the Indemnified Party under this Article VIII for any fees of other counsel or any other expenses with respect to the defense of such Action, in each case subsequently incurred by the

Indemnified Party in connection with the defense of such Action, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of such Action, (i) such assumption will, unless additional information emerges after the assumption to change this conclusion, conclusively establish for purposes of this Agreement that the Third Party Claims are within the scope of and subject to indemnification (but no such assumption shall affect the applicability of any limit on indemnification contained in Section 8.5), and (ii) the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, compromise or settle such Action, or consent to the entry of any judgment with respect to such Action, that (A) does not involve only the payment of monetary damages by the Indemnifying Party and does not otherwise result in a final resolution of the Indemnified Person’s liability with respect to the Third Party Claim (including, in the case of a compromise or settlement, an unconditional written release of the Indemnified Part), (B) is reasonably expected to materially and adversely affect the Indemnified Party, including the imposition of any materially adverse restriction, condition, injunction or other equitable relief upon the Indemnified Party, (C) encumbers any of the assets of the Indemnified Party, (D) involves any finding or omission of any violation of Law or admission of any wrong doing by the Indemnified Party. If the Indemnified Party withholds its consent unreasonably, the Indemnified Party shall be obligated for any future expenses and excess settlement amounts. The Indemnifying Person shall pay all amounts of such permissible compromise, settlement or judgment concurrently with the effectiveness thereof and otherwise remain responsible for any Adverse Consequences the Indemnified Party may suffer that are caused by, relating to, or arising out of the Third Person Claim to the fullest extent provided in this Article VIII. If a Claim Notice regarding a Third Party Claim is given to an Indemnifying Party and the Indemnifying Party does not, within ten (10) Business Days after the Indemnifying Party’s receipt of such Claim Notice, give notice to the Indemnified Party of its election to assume the defense of such Action, the Indemnifying Party will be deemed bound by any determination made in such Action or any compromise or settlement effected by the Indemnified Party. The Indemnified Party shall fully cooperate at its expense in connection with the defense of any such Third Party Claims, including providing reasonable access to the Indemnified Party’s records and personnel relating to such claim, and will have the right to participate in the defense of any Third Party Claim by counsel of its own choosing and at its own expense.

(c) Notwithstanding the provisions of Section 8.2(b), if the Indemnifying Party does not, or is not permitted under the terms hereof to, assume or retain control of the defense of an Action relating to a Third Party Claim, then the Indemnified Person (i) shall have the right to defend against the Third Person Claim (at the sole cost and expense of the Indemnifying Person (but subject to the limitations set forth in this Article VIII)), with counsel of the Indemnified Person’s choosing; and (ii) shall have full control of such defense and Action, including (subject to the following provisions of this Section 8.2(c)) any compromise or settlement thereof, and need not otherwise consult with the Indemnifying Person in connection therewith. If the Indemnified Person has assumed the defense pursuant to this Section 8.2(c), it shall not, without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, conditioned or delayed, compromise or settle any Third Person Claim or consent to the entry of any judgment with respect thereto.

Section 8.3 Survival. The representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of eighteen (18) months after the Closing Date; provided, however, that the Fundamental Representations shall survive indefinitely. The covenants and agreements of the Parties set forth in this Agreement shall survive the Closing indefinitely or for a period of thirty (30) days after the period explicitly specified therein.

Section 8.4 Exclusivity. Following the Closing, except for fraud, willful misrepresentation or intentional misconduct, the rights and remedies of the Contributor Indemnified Parties, on the one hand, and the Acquirer Indemnified Parties, on the other hand, for monetary damages under this Article VIII are, solely as between the Contributor Indemnified Parties on the one hand, and the Acquirer Indemnified Parties on the other hand, exclusive and in lieu of any and all other rights and remedies for monetary damages which the Contributor Indemnified Parties on the one hand, and the Acquirer Indemnified Parties on the other hand, may have under this Agreement or under applicable Laws with respect to any indemnifiable claim, whether at common law or in equity, and each Party agrees to waive any and all claims with respect thereto unless specifically provided for in this Section 8.4. Notwithstanding the foregoing, a Party may bring an Action to enforce this Article VIII.

Section 8.5 Limitation of Claims; Mitigation. Notwithstanding anything to the contrary contained herein:

(a) The maximum aggregate liability of the Contributor Parties under this Agreement (except in the case of fraud, intentional misrepresentation or willful misconduct) shall not exceed an amount equal to the Consideration Value (the “Cap”).

(b) For all purposes of the indemnity obligations of the Parties set forth in this Article VIII, with respect to any representation or warranty herein, any express qualifications or limitations set forth in such representation or warranty as to materiality, “Acquirer Material Adverse Effect” or “Contributor Material Adverse Effect” (or other similar materiality qualifier) contained therein shall be disregarded for the purposes of determining the amount of any Adverse Consequences resulting from any breach of any such representation or warranty.

(c) The maximum aggregate liability of the Acquirer Parties under this Agreement (except in the case of fraud, intentional misrepresentation or willful misconduct) shall not exceed the Cap.

(d) Each Party shall (and shall, to the extent it has authority and is permitted to do so, cause each other Acquirer Indemnified Party to, with respect to the Acquirer Parties, and each other Contributor Indemnified Party to, with respect to the Contributor Parties) use Reasonable Efforts to mitigate all Adverse Consequences after becoming aware of any event which could reasonably be expected to give rise to any Adverse Consequences that are indemnifiable hereunder, including, as applicable, pursuing any counterclaim, offset, insurance settlement or other claim which could result in a recovery that would reduce such Person’s Adverse Consequences for purposes of this Agreement.

(e) An Indemnifying Party’s indemnification obligations under this Article VIII shall be reduced (but not below zero): (i) to the extent that any Adverse Consequences related to a claim are covered by, and have been actually paid to, the Indemnified Party pursuant to, (A) a reimbursement, indemnification or payment from a third Person with respect to such Adverse Consequences, or (B) insurance policies that provide coverage with respect to such Adverse Consequences; and (ii) to take into account any Tax benefit (whether by refund, credit against or reduction in Taxes otherwise payable) arising from the incurrence of the Adverse Consequences and actually realized by the Indemnified Party or any of its Affiliates during, or before, the calendar year in which the Indemnifying Party makes a payment pursuant to this Article VIII.

(f) NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL ANY PARTY, OR ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE REPRESENTATIVES, BE RESPONSIBLE OR LIABLE FOR, AND NO PARTY SHALL BE ENTITLED TO SEEK, ANY PUNITIVE, EXEMPLARY, SPECULATIVE, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, INCLUDING LOST PROFITS (BUT ONLY TO THE EXTENT SUCH LOST PROFITS ARE CONSEQUENTIAL DAMAGES), UNLESS ANY SUCH AMOUNTS ARE ACTUALLY PAID TO ANY THIRD PERSON PURSUANT TO A THIRD PARTY CLAIM.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of the Contributor Parties and the Acquirer Parties.

Section 9.2 Waiver of Compliance. Any failure of any Party to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the Contributor Parties, in the event of any such failure by any Acquirer Party, or by the Acquirer Parties, in the event of any such failure by any Contributor Party, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 9.3 Notices. All notices and other communications with respect to this Agreement shall be in writing and shall be delivered (as applicable) by hand, by nationally recognized overnight carrier service, by facsimile, by e-mail, by first class, certified or registered mail, to the Parties at the addresses shown below, or such other address as may be designated in writing by the applicable Party. Each notice or other communication that satisfies the above requirements shall be deemed to have been properly given or delivered: (a) on the day when delivered by hand; (b) on the first Business Day after being deposited with a national overnight courier; (c) on the day when transmitted by facsimile or e-mail; or (d) on the third Business Day after being mailed by United States first class mail, certified mail or registered mail, return receipt requested, postage prepaid. A Party may elect to receive notices or communications at a different address or facsimile number by notifying the other Parties in accordance with the preceding requirements.

If to any Contributor Party, to:

Macdara J. Nash

Vice President, Business Development/Transactions

National Grid

40 Sylvan Drive

Waltham MA 02451

Tel: 781-907-1710

Macdara.Nash@nationalgrid.com

with a copy to:

Timothy E. McAllister

Assistant General Counsel and Director, US Corporate and M&A

National Grid

40 Sylvan Road

Waltham, MA 02451

Tel: 781.907.1880

timothy.mcallister@nationalgrid.com

If to any Acquirer Party, to:

Dominion Midstream Partners, LP

c/o Dominion Midstream GP, LLC

120 Tredegar Street

Richmond, Virginia 23220

Attention: General Counsel

Facsimile: 804-819-2202

E-mail: mark.webb@dom.com

Section 9.4 Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the Parties hereto without the prior written consent of the other Parties; provided, however, that, DM Sub may, without the prior written consent of the other Parties, assign all or any part of this Agreement, and/or assign or delegate any of its rights, interests or obligations hereunder, to one or more of its Affiliates, and if assigned or delegated at or prior to the Closing, any such Affiliate acquiring the Contributor Party Interests must be a wholly-owned (directly or indirectly) subsidiary of DM. Any assignment in contravention of the foregoing sentence shall be null and void and without legal effect on the rights and obligations of the Parties hereunder.

Section 9.5 Entire Agreement. This Agreement, the Schedules, the Exhibits, and the other Transaction Documents embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements and understandings among the Parties with respect to such subject matter (including that certain Letter of Intent, dated February 12, 2015, between Dominion Resources, Inc. and National Grid USA).

Section 9.6 Expenses. Except as otherwise expressly provided in this Agreement (including Section 5.4(d)), each Party shall pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the Contemplated Transactions, including, the cost of legal, technical and financial consultants.

Section 9.7 Press Releases and Announcements. No press release or other public announcement or disclosure related to this Agreement or the Contemplated Transactions (including the terms and conditions of this Agreement) shall be issued or made by any Party without the prior written approval of the other Parties except as otherwise permitted in accordance with the Confidentiality Agreement (including Section 5 thereof).

Section 9.8 No Third Party Beneficiaries. Except as set forth in Article VIII above, this Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and this Agreement shall not otherwise be deemed to confer upon or give to any other Person any right, claim, cause of action, or other interest herein.

Section 9.9 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the Laws of the State of New York without giving effect to any choice of law or conflict of law provision rule (whether of the State of New York or any other jurisdiction) that would require the application of any other Law. Each Party consents to personal jurisdiction in any Action brought in any court, federal or state, within the State of New York having subject matter jurisdiction arising under this Agreement, and each of the Parties hereto agrees that any Action instituted by either of them against the other with respect to this Agreement will be instituted exclusively in a court, federal or state, within the State of New York. Each of the Parties hereto irrevocably waives the defense of an inconvenient forum to the maintenance of any such Action.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT A PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION RESULTING FROM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11 No Duties. Nothing in this Agreement creates or is intended to impose a fiduciary duty, obligation, or liability on or with respect to the Parties.

Section 9.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in order that the Contemplated Transactions be consummated as originally contemplated to the greatest extent possible.

Section 9.13 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 9.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the Effective Date.

NORTH EAST TRANSMISSION CO., INC.

By:	/s/ Margaret M. Smyth

Name:	Margaret M. Smyth

Title:	Senior Vice President and Chief Financial Officer

NATIONAL GRID IGTS CORP.

By:	/s/ Margaret M. Smyth

Name:	Margaret M. Smyth

Title:	Senior Vice President and Chief Financial Officer

The undersigned, KeySpan Corporation, hereby guarantees the full and prompt payment and performance of the obligations of each of the Contributor Parties under Section 8.1 of this Agreement, as amended from time to time. No amendment or modification of, or waiver or course of dealings regarding, any provisions of the foregoing Contribution Agreement shall in any way discharge, reduce or otherwise affect the foregoing obligations of the undersigned as guarantor.

KEYSPAN CORPORATION

By:	/s/ Margaret M. Smyth

Name:	Margaret M. Smyth

Title:	Senior Vice President and Chief Financial Officer

Signature Page to Contribution Agreement

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC
Its:	General Partner

	By:	/s/ Mark O. Webb

	Name:	Mark O. Webb

	Title:	Vice President and General Counsel

IROQUOIS GP HOLDING COMPANY, LLC

By:	/s/ Mark O. Webb

	Name:	Mark O. Webb

	Title:	Vice President and General Counsel

Signature Page to Contribution Agreement

Exhibit A

Form of Assignment of Partnership Interests

ASSIGNMENT OF PARTNERSHIP INTERESTS

This ASSIGNMENT OF PARTNERSHIP INTERESTS (this “Agreement”), dated as of             , 2015 (the “Closing Date”), by and among NORTH EAST TRANSMISSION CO., INC., a Delaware corporation (“NETCO”), NATIONAL GRID IGTS CORP., a New York corporation (“IGTS,” and together with NETCO, “Assignors”), and IROQUOIS GP HOLDING COMPANY, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A. Assignors own an aggregate 20.4% partnership interest in Iroquois Gas Transmission System, L.P., a Delaware limited partnership (“Iroquois”), comprised of a 18.07% general partnership interest in Iroquois held by NETCO in the LDC Bloc, a 1.33% limited partnership interest in Iroquois held by NETCO in the LDC Bloc and a 1.00% general partnership interest in Iroquois held by IGTS in the LDC Bloc.

B. Pursuant to and in accordance with the provisions of that certain Contribution Agreement, dated as of August 14, 2015, by and among Assignors, Assignee and Dominion Midstream Partners, L.P. (the “Contribution Agreement”), Assignors have agreed to contribute, convey, transfer, assign and deliver to Assignee, and Assignee has agreed to acquire, accept and assume from Assignors, all of Assignors’ respective right, title and interest in and to the Contributor Party Interests, upon the terms and conditions set forth in the Contribution Agreement and in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, and of the mutual promises and covenants contained in this Agreement, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings given to them in the Contribution Agreement.

2. Assignment. Effective as of the Closing Date, Assignors hereby contribute, convey, transfer, assign and deliver to Assignee all of Assignors’ respective right, title and interest in and to the Contributor Party Interests, free and clear of all Liens (other than restrictions on transfer imposed by applicable federal or state securities Laws, the Iroquois LPA or the LDC Bloc Voting Agreement, Liens arising by, through or under the Acquirer Parties or their Affiliates, Liens arising under or in connection with the Contribution Agreement or Assignee’s allocable share of the liabilities of Iroquois as determined pursuant to Section 752 of the Code and its underlying Treasury Regulations) (the “Assignment”).

3. Acceptance and Assumption. Effective as of the Closing Date, Assignee hereby accepts the Assignment and agrees to be bound by the terms of the Iroquois LPA, as a general and limited partner of Iroquois, and the LDC Bloc Voting Agreement, and hereby assumes and agrees to perform all of Assignors’ respective agreements and obligations existing or arising with respect to the Contributor Party Interests thereunder.

4. Effect of Assignment. Simultaneously with the Assignment, the parties hereto acknowledge and agree that (a) each Assignor shall cease to hold any rights of any kind or nature in the Contributor Party Interests, (b) as between Assignors and Assignee, Assignors shall have no further obligations with respect to the Contributor Party Interests or under the Iroquois LPA or the LDC Bloc Voting Agreement and (c) each Assignor is hereby deemed to have withdrawn and resigned as a general and limited partner, as applicable, of Iroquois.

5. Waiver of Separate Transfer Instrument. The parties hereto acknowledge and agree that their mutual execution and delivery of this Agreement shall be sufficient to evidence and effectuate the Assignment, and that they shall not require (as between them) any separate or additional instrument of transfer in connection with the Assignment.

6. Further Assurances. On and after the Closing Date, and after giving due regard to Section 5 above, the parties hereto shall take any and all further actions, including but not limited to the execution of additional instruments or documents, that may be reasonably requested in writing by any one of them to effectuate or evidence the Assignment or the other actions expressly contemplated by this Agreement.

7. Coordination with Contribution Agreement. Assignors and Assignee acknowledge and agree that this Agreement is delivered pursuant to, and is subject to, all of the terms, conditions, and limitations set forth in the Contribution Agreement. Nothing in this Agreement shall be deemed to supersede, enlarge, or modify any of the provisions of the Contribution Agreement.

8. Miscellaneous.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) This Agreement shall be governed by and construed under the Laws of the State of New York without giving effect to any choice of law or conflict of law provision rule (whether of the State of New York or any other jurisdiction) that would require the application of any other Law. Each party hereto consents to personal jurisdiction in any Action brought in any court, federal or state, within the State of New York having subject matter jurisdiction arising under this Agreement, and each of the parties hereto agrees that any Action instituted by either of them against the other with respect to this Agreement will be instituted exclusively in a court, federal or state, within the State of New York. Each of the parties hereto irrevocably waives the defense of an inconvenient forum to the maintenance of any such Action.

(c) This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

(d) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NORTH EAST TRANSMISSION CO., INC.

By:
Name:
Title:

NATIONAL GRID IGTS CORP.

By:
Name:
Title:

Signature Page to Assignment of Partnership Interests

IROQUOIS GP HOLDING COMPANY, LLC

By:
Name:
Title:

Signature Page to Assignment of Partnership Interests

Exhibit B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of             , 2015, by and between Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and North East Transmission Co., Inc., a Delaware corporation (“NETCO”), and National Grid IGTS Corp., a New York corporation (“IGTS” and, together with NETCO, the “Contributor Parties”).

WHEREAS, this Agreement is made in connection with the transactions contemplated by the Contribution Agreement (the “Contribution Agreement”), dated as of August 14, 2015 by and among NETCO, IGTS, the Partnership, and Iroquois GP Holding Company, LLC, a Delaware limited liability company and wholly owned subsidiary of DM (“DM Sub”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Contributor Parties pursuant to the Contribution Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the First Amended and Restated Agreement of Limited Partnership of the Partnership dated October 20, 2014, as amended from time to time (the “Partnership Agreement”). The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under direct or indirect common control with such specified Person. For the purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning given to such term in the introductory paragraph.

“Commission” has the meaning given to such term in Section 1.02.

“Common Unit” has the meaning set forth in the Partnership Agreement.

“Contribution Agreement” has the meaning given to such term in the recitals of this Agreement.

“Contributor Parties” has the meaning given to such term in the introductory paragraph.

“Effectiveness Period” means the period from the effective date of a Registration Statement until the earliest of (i) the first date on which there are no longer any Registrable Securities, and (ii) the End Date.

“End Date” has the meaning given to such term in Section 1.02.

“Exchange Act” has the meaning given to such term in Section 2.08(a).

“Holder” means the record holder or beneficial owner of any Registrable Securities.

“IGTS” has the meaning given to such term in the introductory paragraph.

“Losses” has the meaning given to such term in Section 2.08(a).

“Managing Underwriter(s)” means, with respect to any Underwritten Offering, the book-running lead manager(s) of such Underwritten Offering.

“NETCO” has the meaning given to such term in the introductory paragraph.

“Partnership” has the meaning given to such term in the introductory paragraph.

“Person” means any individual, corporation, partnership, limited liability company, voluntary association, joint venture, trust, limited liability partnership, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Registration” has the meaning given to such term in Section 2.04(a).

“Piggyback Registration Notice” has the meaning given to such term in Section 2.04(a).

“Piggyback Registration Statement” has the meaning given to such term in Section 2.04(a).

“Piggyback Shelf Registration Statement” has the meaning given to such term in Section 2.04(a).

“Piggyback Shelf Takedown” has the meaning given to such term in Section 2.04(a).

“Registrable Securities” means the Common Units issued (or issuable) to the Contributor Parties pursuant to the Contribution Agreement (subject to adjustment pursuant to Section 3.04), which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” means all expenses (other than Selling Expenses) incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement or Piggyback Registration Statement pursuant to Section 2.01 or Section 2.04 and/or in connection with an Underwritten Offering pursuant to Section 2.02(a), and the disposition of such Registrable Securities, including, without limitation,

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all registration, filing, securities exchange listing and securities exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

“Registration Statement” has the meaning given to such term in Section 2.01.

“Securities Act” has the meaning given to such term in Section 1.02.

“Selling Expenses” means all underwriting fees, discounts and selling commissions applicable to the sale of Registrable Securities.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement or Piggyback Registration Statement.

“Shelf Registration Statement” has the meaning given to such term in Section 2.01.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement or Piggyback Registration Statement) in which Registrable Securities are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Section 1.02. Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) at the time a Registration Statement or Piggyback Registration Statement covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the “Commission”), or otherwise has become effective, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement or Piggyback Registration Statement; (b) at the time such Registrable Security has been disposed of pursuant to Rule 144 (or any similar provision then in effect under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)); (c) if such Registrable Security is held by the Partnership or one of its subsidiaries; (d) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities, and (e) at the date (the “End Date”) that is four (4) years following the date on which the Partnership files a Shelf Registration Statement under Section 2.01 below.

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ARTICLE II

REGISTRATION RIGHTS

Section 2.01. Shelf Registration. Subject to Section 2.03, the Partnership shall, in no event later than the 15th Business Day following November 1, 2015, use its commercially reasonable efforts to file with the SEC a registration statement (a “Registration Statement”) on Form S-3 for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act including, if the Partnership is then eligible, as an automatic shelf registration, covering the resale of all of the Registrable Securities (the “Shelf Registration Statement”). The Shelf Registration Statement shall be in a form permitting registration of such Registrable Securities for resale or distribution by Holders in an Underwritten Offering only. The Partnership will notify the Holders when such Shelf Registration Statement has become effective. The Partnership shall not be required to maintain in effect more than one shelf registration at any one time pursuant to this Article. The Partnership shall (subject to the limitations on registration obligations of the Partnership set forth herein) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of the Shelf Registration Statement, or automatically if the Partnership is eligible to file an automatically effective shelf registration statement, and (subject to the limitations on registration obligations of the Partnership set forth herein) to keep the Shelf Registration Statement continuously effective under the Securities Act (including by filing a replacement Shelf Registration Statement prior to the end of the three-year period described in Rule 415(a)(5) under the Securities Act with respect to, or upon any other termination of effectiveness of, a Shelf Registration Statement filed pursuant to this Section 2.01) until the end of the Effectiveness Period).

Section 2.02. Underwritten Offerings.

(a) Request for Underwritten Offering. In the event that one or more Holders collectively elect to dispose of then-outstanding Registrable Securities representing at least 20% of the Common Units originally issued to the Contributor Parties under the Contribution Agreement (subject to adjustment pursuant to Section 3.04) under a Shelf Registration Statement referred to in Section 2.01 pursuant to an Underwritten Offering, the Partnership shall, upon written request by such Holders, retain underwriters in order to permit such Holders to effect such sale through an Underwritten Offering. The obligation of the Partnership to retain underwriters shall include entering into an underwriting agreement in customary form with the Managing Underwriter(s), which shall include customary indemnities in favor of, and taking all reasonable actions as are requested by, the Managing Underwriter(s) to expedite or facilitate the disposition of such Registrable Securities. In the event of an Underwritten Offering, the Partnership shall, upon request of the Selling Holders, cause its management to participate, subject to and in accordance with customary and reasonable processes, in a roadshow or similar marketing effort on behalf of the Selling Holders.

(b) Limitation on Underwritten Offerings. In no event shall the Partnership be required under Section 2.02(a) to participate in more than one Underwritten Offering in any twelve-month period.

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(c) General Procedures. In connection with any Underwritten Offering under Section 2.02(a), the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering shall be entitled, subject to the Partnership’s consent (which is not to be unreasonably withheld), to select the Managing Underwriter(s). In connection with any Underwritten Offering under this Agreement, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations and warranties, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to such Selling Holder’s obligations. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw from the Underwritten Offering by notice to the Partnership and the Managing Underwriter(s); provided, however, that such withdrawal must be made at a time prior to the time of pricing of such Underwritten Offering. No such withdrawal shall affect the Partnership’s obligation to pay Registration Expenses.

(d) Notwithstanding the foregoing, the terms of Sections 2.02(a), (b) and (c), and the Holders’ rights provided for under such Sections shall not be applicable to a Piggyback Registration.

Section 2.03. Delay Rights. If the General Partner determines that the Partnership’s compliance with its obligations under this Article II would be materially detrimental to the Partnership and its Partners because such registration would (a) materially interfere with a significant acquisition, reorganization, financing or other similar transaction involving the Partnership, (b) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (c) render the Partnership unable to comply with applicable securities laws, then the Partnership shall have the right to postpone compliance with its obligations under this Article II for a period of not more than 90 days, provided, that such right pursuant to this Section 2.03 may not be utilized more than twice in any twelve-month period.

Section 2.04. Piggyback Registration.

(a) Whenever the Partnership proposes to register the offer and sale of any Common Units under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to “employees” of the Partnership pursuant to any “employee benefit plans” (as such terms are defined for purposes of Form S-8)), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) in connection with any dividend or distribution reinvestment or similar plan or (iv) pursuant to an at-the-market equity offering program), whether for its own account or for the account of one or

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more unitholders of the Partnership and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for registration of Registrable Securities (a “Piggyback Registration”), the Partnership shall give prompt written notice (in any event no later than ten days prior to the filing of such Registration Statement) to each Holder of its intention to effect such a registration (a “Piggyback Registration Notice”). Subject to Section 2.04(b), Section 2.04(c) and Section 2.12, the Partnership shall include in such registration all Registrable Securities with respect to which the Partnership has received written requests for inclusion from Holders of Registrable Securities within five days after the Piggyback Registration Notice has been given to each Holder. Subject to Section 2.04(b), Section 2.04(c) and Section 2.12, if any Piggyback Registration Statement that includes Registrable Securities is a Shelf Registration Statement (a “Piggyback Shelf Registration Statement”), the Holder(s) of such Registrable Securities shall be notified by the Partnership of, and shall have the right but not the obligation to participate in, any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

(b) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary Underwritten Offering on behalf of the Partnership and the Managing Underwriter(s) advises the Partnership in writing that in its reasonable and good faith opinion, the inclusion of any Common Units in such registration or takedown other than Common Units being issued by the Partnership would exceed the number of Common Units that can be sold in such offering or would materially adversely affect the price per Common Unit to be sold in such offering, or would materially adversely affect the timing of such registration or takedown, then the Piggyback Registration Notice shall so state and the Holders shall have no right to participate in such offering or takedown. In addition, if a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary Underwritten Offering on behalf of the Partnership and the Managing Underwriter(s) advises the Partnership and the Holders (if any Holders have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing prior to the launch of such offering that in its reasonable and good faith opinion the number of Common Units proposed to be included in such registration or takedown, including all Registrable Securities and all other Common Units proposed to be included in such underwritten offering, exceeds the number of Common Units that can be sold in such offering and/or that the number of Common Units proposed to be included in any such registration or takedown would adversely affect the price per Common Unit to be sold in such offering, the Partnership shall include in such registration or takedown (i) first, the Common Units that the Partnership proposes to sell; and (ii) second, the Common Units requested to be included therein by Holders and by holders of Common Units other than Holders of Registrable Securities having registration rights with respect to such registration or takedown, allocated pro rata among all such holders on the basis of the number of Common Units owned by each such holder as to which the Partnership has received written requests for inclusion in such registration or takedown.

(c) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an Underwritten Offering on behalf of a holder of Common Units other than Registrable Securities, and the Managing Underwriter(s) advises the Partnership in writing that in its reasonable and good faith opinion, the inclusion of any Common Units in such registration or takedown other than the Common Units of such holder, would exceed the number of Common Units that can be sold in such offering or would materially adversely affect the price per Common Unit to be sold

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in such offering, or would materially adversely affect the timing of such registration or takedown, then the Piggyback Registration Notice shall so state and the Holders shall have no right to participate in such registration or takedown. In addition, if a Piggyback Registration or Piggyback Shelf Takedown is initiated as an Underwritten Offering on behalf of a holder of Common Units other than Registrable Securities, and the Managing Underwriter(s) advises the Partnership in writing prior to the launch of such offering that in its reasonable and good faith opinion, the number of Common Units proposed to be included in such registration or takedown, including all Registrable Securities and all other Common Units proposed to be included in such underwritten offering, exceeds the number of Common Units that can be sold in such offering and/or that the number of Common Units proposed to be included in any such registration or takedown would adversely affect the price per Common Unit to be sold in such offering, the Partnership shall include in such registration or takedown (i) first, the Common Units requested to be included therein by the holder(s) requesting such registration or takedown and; and (ii) second, the Common Units requested to be included therein by holders (including Holders) of Common Units having registration rights with respect to such registration or takedown other than the holder(s) requesting such registration or takedown, allocated pro rata among all such holders on the basis of the number of Common Units owned by each such holder or in such manner as they may otherwise agree.

(d) If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary Underwritten Offering on behalf of the Partnership, the Partnership shall select the Managing Underwriter(s) in connection with such offering.

(e) The Partnership may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

Section 2.05. Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible (subject to Section 2.04(e) in the case of a Piggyback Registration):

(a) cause each Registration Statement or Piggyback Registration Statement (and the documents incorporated therein by reference), at the time such registration statement or any part thereof becomes effective, (i) to comply as to form in all material respects with all applicable requirements of the Securities Act and (ii) not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, that the obligations of the Partnership under this Section 2.05(a)(ii) will not be applicable with respect to information furnished by a Selling Holder, its directors, officers, employees and agents or controlling Persons described in Section 2.08(a) in writing specifically for use in a Registration Statement or a Piggyback Registration Statement.

(b) prepare and file with the Commission such amendments and supplements to each Registration Statement or Piggyback Registration Statement and the prospectus used in connection therewith as may be necessary to keep each Registration Statement or Piggyback Registration Statement effective for the Effectiveness Period, in the case of a Registration Statement, and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement or Piggyback Registration Statement;

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(c) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering and the Managing Underwriter(s) notifies the Partnership in writing that, in the sole judgment of such Managing Underwriter(s), inclusion of detailed information in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, use its commercially reasonable efforts to include such information in such prospectus supplement;

(d) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or Piggyback Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or Piggyback Registration Statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or Piggyback Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or Piggyback Registration Statement;

(e) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement or Piggyback Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter(s), shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(f) promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the filing of a Registration Statement or Piggyback Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or Piggyback Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to a Registration Statement or Piggyback Registration Statement or any prospectus or prospectus supplement thereto;

(g) immediately notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or Piggyback Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in

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order to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or Piggyback Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(h) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to any offering of Registrable Securities;

(i) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering (to the extent available) and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(j) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(k) make available to the appropriate representatives of the Managing Underwriter(s) and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

(l) cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

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(m) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of the Registrable Securities;

(n) provide a transfer agent and registrar for all Registrable Securities covered by a Registration Statement or Piggyback Registration Statement not later than the effective date of such registration statement; and

(o) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (g) of this Section 2.05 shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (g) of this Section 2.05 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

Section 2.06. Cooperation by Holders. The Partnership shall have no obligation to include in a Registration Statement or Piggyback Registration Statement, or in an Underwritten Offering pursuant to Sections 2.01 or 2.02, Registrable Securities of a Selling Holder who has failed to timely furnish such information that the Partnership determines, after consultation with counsel, is reasonably required in order for the Registration Statement or Piggyback Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.07. Expenses. The Partnership will pay all reasonable Registration Expenses, including in the case of an Underwritten Offering, regardless of whether any sale is made in such Underwritten Offering. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.08. Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder participating therein, its directors, officers, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and its directors, officers, employees or agents, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, employee, agent or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether

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commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus or any Written Testing-the-Waters Communication, in the light of the circumstances under which such statement is made) contained in any Written Testing-the-Waters Communication, a Registration Statement, a Piggyback Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or any Written Testing-the-Waters Communication, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors, officers, employee and agents, and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, its directors, officers, employees and agents or such controlling Person in writing specifically for use in any Written Testing-the-Waters Communication, a Registration Statement, a Piggyback Registration Statement or prospectus or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such directors, officers, employees agents or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Written Testing-the-Waters Communication, a Registration Statement, a Piggyback Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, the indemnified party shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with

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counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. In addition, notwithstanding any other provisions of this Agreement, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall the Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable

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considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, unless otherwise available via EDGAR or on the Partnership’s website, furnish to such Holder promptly upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10. Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to a Holder by the Partnership under this Article II may be transferred or assigned by such Holder to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that (a) unless such transferee or assignee is an Affiliate of a Contributor Party, such transferee or assignee holds Registrable Securities representing at least five percent (5%) of the then-outstanding Registrable Securities, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee agrees to be bound by this Agreement, including the provisions hereof imposing limitations on the rights of Holders to cause the registration of Registrable Securities or the terms and conditions of such registration.

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Section 2.11. Restrictions on Public Sale by Holders of Registrable Securities. Each Contributor Party and any other Holder(s) who, along with its Affiliates, holds at least five percent (5%) of the then-outstanding Registrable Securities (subject to adjustment pursuant to Section 3.04), agrees to enter into a customary letter agreement with underwriters providing that such Holder will not effect any public sale or distribution of the Registrable Securities during the 90 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other unitholder of the Partnership on whom a restriction is imposed in connection with the Underwritten Offering, and such restrictions shall not otherwise be more restrictive than such restrictions so generally imposed by the underwriters, and (ii) the restrictions set forth in this Section 2.11 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

Section 2.12. Additional Restrictions. The rights granted under this Agreement to the Contributor Parties and to any other Holders of Registrable Securities shall be subject in all respect to the restrictions provided for in Section 5.8 of the Contribution Agreement. For avoidance of doubt, although all of the Registrable Securities may be registered pursuant to Section 2.01 during the Lock-up Period, the Selling Holder’s rights to sell, transfer or otherwise dispose of the Registrable Securities pursuant to a Registration Statement shall continue to be subject to the restrictions contained in Section 5.8 of the Contribution Agreement.

Section 2.13. No Inconsistent Agreements. The Partnership will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Partnership’s securities under any agreement in effect on the date hereof.

ARTICLE III

MISCELLANEOUS

Section 3.01. Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to a Contributor Party:

Macdara J. Nash

Vice President, Business Development/Transactions

National Grid

40 Sylvan Drive

Waltham MA 02451

Tel: 781-907-1710

Macdara.Nash@nationalgrid.com

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with a copy to:

Timothy E. McAllister

Assistant General Counsel and Director, US Corporate and M&A

National Grid

40 Sylvan Road

Waltham, MA 02451

Tel: 781.907.1880

timothy.mcallister@nationalgrid.com

(b) if to a transferee of a Contributor Party, to such Holder at the address provided pursuant to Section 2.10; and

(c) if to the Partnership:

Dominion Midstream Partners, LP

c/o Dominion Midstream GP, LLC

120 Tredegar Street

Richmond, Virginia 23220

Attention: General Counsel

Facsimile: 804-819-2202

Electronic Mail: mark.webb@dom.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03. Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders in accordance with Section 2.10 hereof.

Section 3.04. Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

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Section 3.05. Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

Section 3.06. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08. Governing Law. The laws of the State of Delaware shall govern this Agreement. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. This Agreement may be executed in several counterparts, each of which shall be considered an original but which together shall be deemed one and the same instrument. An executed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

Section 3.09. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10. Scope of Agreement. The rights granted pursuant to this Agreement are intended to supplement and not to reduce or replace any rights any Holders may have under the Partnership Agreement with respect to the Registrable Securities. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive

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statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Except as provided in the Partnership Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. Except as provided in the Partnership Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11. Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12. No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13. Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.14. Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Partnership and the Holders shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Holders hereunder.

Section 3.15. Interpretation. All references to “Articles” and “Sections” shall be deemed to be references to Articles and Sections of this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Holders under this Agreement, such action shall be in the Holders’ sole discretion unless otherwise specified.

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[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

NORTH EAST TRANSMISSION CO., INC.

By:
Name:
Title:

NATIONAL GRID IGTS CORP.

By:
Name:
Title:

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC
Its:	General Partner

By:
Name:
Title:

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT